Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steve Swift, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of WellQuest Medical & Wellness Corporation on Form 10-Q for the fiscal quarter ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of WellQuest Medical & Wellness Corporation.

	By:	/s/ STEVE SWIFT
Date: May 12, 2009	Name:	Steve Swift
	Title:	Chief Executive Officer

I, Greg Primm, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of WellQuest Medical & Wellness Corporation on Form 10-Q for the fiscal quarter ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of WellQuest Medical & Wellness Corporation.

	By:	/s/ GREG PRIMM
Date: May 12, 2009	Name:	Greg Primm
	Title:	Chief Financial Officer